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                                                                     EXHIBIT 5.1

                  [SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD]




                               December 31, 1996

Board of Directors
Transcend Services, Inc.
3353 Peachtree Road, N.E.
Suite 1000
Atlanta, Georgia  30326

     Re:  Transcend Services, Inc.
          Registration Statement on Form S-3
          1,557,346 Shares of Common Stock
          ----------------------

Gentlemen:

     We have acted as counsel for Transcend Services, Inc. (the "Company") in connection with the proposed public offering by certain shareholders of the Company of the shares of the Company's $.01 par value Common Stock (the "Common Stock") covered by the above-described Registration Statement.

     In connection therewith, we have examined the following:

     (1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

     (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

     (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

     (4) Certificate of Good Standing with respect to the Company, issued by the Delaware Secretary of State; and

     (5) The Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

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     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

     (A) The Company has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of that state.

     (B) The 1,557,346 shares of Common Stock covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Sincerely,

                                       SMITH, GAMBRELL & RUSSELL, LLP


                                       /s/ Helen T. Ferraro
                                       ----------------------------------------
                                       Helen T. Ferraro